Exhibit 99.1

News Release

Contact:    Sandi Noah                Paul DeSantis
Communications            Chet Fox
(216) 682-7011            Investor Relations
sandi.noah@omnova.com        (216) 682-7003

OMNOVA Solutions Continues Year-Over-Year Earnings Growth In 2017 First Quarter

BEACHWOOD, OHIO, March 29, 2017 -
First Quarter 2017 Highlights

•
Reported earnings per diluted share was $0.08, compared with a loss of $0.03 last year. Adjusted Diluted Earnings Per Share was $0.05, up from $0.04 a year ago, and the eighth consecutive quarter of year-over-year growth.

•
Segment operating profit for the quarter was $14.2 million, up from $10.4 million last year. Adjusted Segment Operating Profit rose 3.5%, to $14.8 million. (See Tables A and B.) This was Performance Chemicals' eighth consecutive quarter of year-over-year improvement in Adjusted Segment Operating Profit. Engineered Surfaces’ Adjusted Segment Operating Profit increased 3.8%, to $2.7 million.

•	There was good growth in key specialty lines of business including laminates and films, nonwovens and elastomeric modifiers.

•	New product vitality in the Performance Chemicals segment reached 27%.

•
Earnings increases led to the continued reduction in net leverage, as net debt-to-trailing twelve month Adjusted EBITDA improved to 3.6x, compared to 3.9x at the end of last year’s first quarter. (See Tables C and D.)

•	The Company completed a small acquisition in the oil & gas market at the beginning of its second quarter.

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OMNOVA Solutions Inc. (NYSE: OMN) today announced diluted earnings of $0.08 per share for the first quarter ended February 28, 2017, compared to a loss of $0.03 per share in last year’s comparable quarter. Adjusted Diluted Earnings Per Share was $0.05 for the first quarter of 2017, compared with $0.04 last year. In the first quarter of 2017, the Company recorded $1.0 million of restructuring and environmental charges, compared to $3.5 million in last year’s first quarter.
“During the quarter, we took a number of steps to continue driving profitable growth,” said Anne Noonan, OMNOVA’s President and Chief Executive Officer. “We began to implement our ‘One OMNOVA’ support organization, designed to increase our ability to respond quickly and efficiently to market opportunities. We anticipate annual savings of approximately $3 million when fully implemented by the end of our second quarter.
“Laminates and films grew 8.9% in the first quarter on the strength of sales into the luxury vinyl tile market and broad strength in a number of other laminates markets,” Noonan continued. “New products in Performance Chemicals continued to gain traction as the vitality index reached 27% in the quarter with an increased mix of specialty new products in the pipeline. Also, at the beginning of the second quarter, we acquired Creole Chemical, a small Texas-based specialty chemical company that offers specialty cementing and stimulation additives utilized in the upstream sector of the oil industry.
“Raw material costs were up for the quarter, and we responded with an increased focus on value pricing for the non-indexed portion of our business while optimizing inventory levels. As we progress into the second quarter, we will continue to execute on our pricing initiatives to drive profitable growth,” said Noonan.
Consolidated Results for the First Quarter of Fiscal 2017
Net sales for the first quarter were $174.6 million, about even with last year’s $175.3 million. Sales in Specialty Chemicals increased 2.4%, to $59.5 million, and sales in Laminates & Performance Films increased 8.9%, to $34.3 million. The divestiture of the non-strategic, break-even operation in India in February 2016 was the primary cause of an overall sales decline of $3.7 million, or 2.1%. Excluding this divestiture, sales actually increased 1.7%. Volume declined $5.7 million, or 3.3%, primarily related to

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Asian coated fabrics and unfavorable conditions in the paper, carpet and oil & gas markets, partially offset by improved volumes in laminates and films, nonwovens and elastomeric modifiers. Volatility in the oil & gas market resulted in a decline in oil & gas volumes for the quarter after several quarters of good growth. Pricing improved by $10.2 million, or 5.8%, reflecting early momentum from multiple previously announced price increases. Unfavorable currency translation reduced sales by $1.5 million, or 0.9%.
Gross profit in the first quarter of 2017 was $43.9 million, or 25.1% of net sales, compared to $44.3 million, or 25.3% of net sales, last year. Included in these results are benefits of $10.2 million from pricing and mix improvements and cost reduction initiatives, partially offset by an increase in raw material costs of $6.5 million, lower volume of $1.9 million, and the impact from the sale of India.
SG&A in the first quarter was $29.2 million, up from $28.3 million last year, primarily reflecting increases in compensation expense related to the Company’s stock price movements, partially offset by the favorable impact from cost reduction initiatives.
Interest expense of $5.2 million reflected lower interest rates as a result of the third quarter 2016 refinancing, a year-over-year improvement of $0.6 million.
Income tax was a benefit of $1.6 million in the first quarter of 2017, compared to expense of $0.3 million last year. The tax benefit in the first quarter of 2017 was due primarily to changes in foreign tax legislation. Cash tax payments were minimal as the Company has approximately $99.0 million of U.S. federal net operating loss carryforwards and $108.7 million of state and local tax net operating loss carryforwards.
Cash used in operations in the first quarter of 2017 was $4.7 million, compared to a use of $1.4 million last year. The Company typically uses cash during its first quarter due to historically lower levels of customer activity during the winter months. Working capital improved by 5.4 days at quarter-end, to 69.2 days, compared with 74.6 days last year. Adjusted net leverage improved to 3.6x as compared to 3.9x last year (See Tables C and D).
Performance Chemicals Segment Results

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Net sales for the Performance Chemicals segment during the first quarter of 2017 decreased $1.8 million, or 1.4%, to $124.3 million, compared with $126.1 million last year. The divestiture of the Company’s non-strategic operation in India in the first quarter of 2016 accounted for the largest portion of the sales decline at $3.7 million, or 2.9%.
Specialty Chemicals sales increased $1.4 million, or 2.4%, to $59.5 million. The improvement was driven by pricing increases of $4.2 million, or 7.2%, partially offset by volume decreases of $1.4 million, or 2.4%, and $0.3 million, or 0.5%, in reduced sales from the divestiture of the Company's Indian operation. Foreign currency translation had a negative impact of $1.1 million, or 1.9%.
Performance Materials sales decreased $3.2 million, or 4.7%, to $64.8 million, compared with $68.0 million last year. The primary driver of the decrease was the divestiture of the Company’s Indian operation, which resulted in $3.4 million, or 5.0%, in reduced sales versus the first quarter of last year. Lower volume accounted for $5.5 million, or 8.1%, of the decrease as declines in paper and carpet markets were partially offset by increased volume in other lines of business. Pricing increased $6.1 million, or 9.0%, year-over-year. Foreign currency translation had a negative impact of $0.4 million, or 0.6%. This is Performance Materials’ seventh consecutive quarter of year-over-year contribution to profit improvement.
Performance Chemicals’ segment operating profit for the quarter was $12.0 million, compared with $8.0 million last year. Adjusted Segment Operating Profit rose 3.4%, to $12.1 million, compared to $11.7 million last year. (See Tables A and B.) This was Performance Chemicals' eighth consecutive quarter of year-over-year improvement in Adjusted Segment Operating Profit, driven by a $10.3 million favorable impact from pricing and mix, partially offset by a $6.8 million increase in raw material costs, $2.0 million from lower volume, and the impact from the sale of India.
Engineered Surfaces Segment Results
Net sales for the Engineered Surfaces segment during the first quarter of 2017 increased $1.1 million, or 2.2%, to $50.3 million, compared with $49.2 million last year. Volume increased by $1.2 million, or 2.4%, and pricing was slightly unfavorable.

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Laminates & Performance Films sales were $34.3 million in the first quarter of 2017, an increase of $2.8 million, or 8.9%, year-over-year. The increase was due to strength in a broad number of markets including sales to flooring manufacturers for luxury vinyl tile applications as well as RV, food service and specialty wall systems.
Global Coated Fabrics sales were $16.0 million in the first quarter of 2016, down $1.7 million from last year. The decline was due primarily to lower sales into the China automotive market.
Segment income for the quarter was $2.2 million, compared to earnings of $2.4 million last year. Adjusted Segment Operating Profit was $2.7 million, compared with $2.6 million last year. (See Tables A and B.) The drivers of the increase in Adjusted Segment Operating Profit were favorable volume in Laminates and Performance Films, SG&A cost reductions and lower raw material costs, partially offset by higher manufacturing costs and lower prices.
Outlook
OMNOVA Solutions continues to make progress implementing its performance improvement strategy. The Company expects Adjusted Diluted Earnings Per Share growth in fiscal 2017 through continued introductions of innovative new products, the strengthened capabilities of OMNOVA's commercial team, mix improvement, focused pricing actions and cost reductions.
Earnings Conference Call - OMNOVA Solutions has scheduled its Earnings Conference Call for Wednesday, March 29, 2017, at 11:00 a.m. ET. The live audio event will be hosted by OMNOVA Solutions’ President and Chief Executive Officer, Anne Noonan. It is anticipated to be approximately one hour in length and may be accessed by the public from the investor relations section of the Company’s website (www.omnova.com). Webcast attendees will be in a listen-only mode. Following the live webcast, OMNOVA will archive the call on its website until noon ET, April 18, 2017. A telephone replay also will be available beginning at 1:00 p.m. ET on March 29, 2017, and ending at 11:59 p.m. ET on April 18, 2017. To listen to the telephone replay, callers should dial: (USA) 800-475-6701, access code 420270 or (Int’l) 320-365-3844, access code 420270.

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Non-GAAP and Other Financial Matters

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income From Continuing Operations, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables E and F is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table G is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

Reconciliation of Reported Segment Sales and Operating Profit to Net Sales and Net Income

	Three Months Ended
	February 28 and 29,
(In millions)	2017	2016
Net Sales
Performance Chemicals
Performance Materials	$64.8	$68.0
Specialty Chemicals	59.5	58.1
Total Performance Chemicals	$124.3	$126.1
Engineered Surfaces
Coated Fabrics	$16.0	$17.7
Laminates and Performance Films	34.3	31.5
Total Engineered Surfaces	$50.3	$49.2
Total Net Sales	$174.6	$175.3
Segment Operating Profit
Performance Chemicals	$12.0	$8.0
Engineered Surfaces	2.2	2.4
Interest expense	(5.2)	(5.8)
Corporate expense	(7.0)	(5.4)
Income (Loss) Before Income Taxes	2.0	(.8)
Income tax (benefit) expense	(1.6)	.3
Net Income	$3.6	$(1.1)
Depreciation and amortization	$6.7	$9.6
Capital expenditures	$3.7	$6.1

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended February 28, 2017
					Table A

(In millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined Segments	Corporate	Consolidated
Sales	$124.3	$50.3	$174.6	$—	$174.6

Segment Operating Profit / Corporate Expense	$12.0	$2.2	$14.2	$(7.0)	$7.2
Interest Expense	—	—	—	(5.2)	(5.2)
Income (loss) From Continuing Operations Before Income Taxes	$12.0	$2.2	$14.2	$(12.2)	$2.0
Management Excluded Items
Restructuring and severance	—	.5	.5	.4	.9
Environmental costs	.1	—	.1	—	.1
Subtotal for Management Excluded Items	.1	.5	.6	.4	1.0
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$12.1	$2.7	$14.8	$(11.8)	$3.0
Tax Expense (30% rate)*					(.9)
Adjusted Income From Continuing Operations					$2.1
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$0.05

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted segment operating profit from continuing operations as a % of sales	9.7%	5.4%	8.5%
Segment / Corporate Capital Expenditures	$2.1	$1.5	$3.6	$.1	$3.7

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$12.1	$2.7	$14.8	$(11.8)	$3.0
Unallocated Corporate Interest Expense	—	—	—	5.2	5.2
Segment / Consolidated Adjusted EBIT	12.1	2.7	14.8	(6.6)	8.2
Depreciation and Amortization	4.9	1.4	6.3	.4	6.7
Segment / Consolidated Adjusted EBITDA	$17.0	$4.1	$21.1	$(6.2)	$14.9

Adjusted EBITDA as a % of sales	13.7%	8.2%	12.1%		8.5%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended February 29, 2016
					Table B

(In millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined Segments	Corporate	Consolidated
Sales	$126.1	$49.2	$175.3	$—	$175.3

Segment Operating Profit / Corporate Expense	$8.0	$2.4	$10.4	$(5.4)	$5.0
Interest Expense	—	—	—	(5.8)	(5.8)
Income (loss) From Continuing Operations Before Income Taxes	8.0	2.4	10.4	(11.2)	(.8)
Management Excluded Items
Restructuring and severance	1.2	.4	1.6	—	1.6
Accelerated depreciation on production transfer	2.8	—	2.8	—	2.8
Asset impairment, facility closure costs and other	—	.1	.1	—	.1
Corporate Headquarters relocation costs	—	—	—	(.2)	(.2)
Vacation policy change	(.3)	(.3)	(.6)	(.2)	(.8)
Subtotal for Management Excluded Items	3.7	.2	3.9	(.4)	3.5
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$11.7	$2.6	$14.3	$(11.6)	$2.7
Tax Expense (30% rate)*					(.8)
Adjusted Income From Continuing Operations					$1.9
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$0.04

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted segment operating profit from continuing operations as a % of sales	9.3%	5.3%	8.2%
Segment / Corporate Capital Expenditures	$4.0	$1.3	$5.3	$.8	$6.1

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$11.7	$2.6	$14.3	$(11.6)	$2.7
Unallocated Corporate Interest Expense	—	—	—	5.8	5.8
Segment / Consolidated Adjusted EBIT	11.7	2.6	14.3	(5.8)	8.5
Depreciation and Amortization excluding accelerated depreciation	5.0	1.5	6.5	.3	6.8
Segment / Consolidated Adjusted EBITDA	$16.7	$4.1	$20.8	$(5.5)	$15.3

Adjusted EBITDA as a % of sales	13.2%	8.3%	11.9%		8.7%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended February 28, 2017
					Table C
(In millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined Segments	Corporate	Consolidated
Sales	$547.0	$212.2	$759.2	$—	$759.2

Segment Operating Profit / Corporate Expense	$59.9	$12.2	$72.1	$(35.3)	$36.8
Interest Expense	—	—	—	(24.1)	(24.1)
Income (loss) From Continuing Operations Before Income Taxes	$59.9	$12.2	$72.1	$(59.4)	$12.7
Management Excluded Items
Restructuring and severance	1.7	.7	2.4	5.3	7.7
Accelerated depreciation on production transfer	.2	—	.2	—	.2
Operational Improvements costs	(0.4)	—	(.4)	—	(.4)
Asset impairment, facility closure costs and other	2.5	5.7	8.2	—	8.2
Environmental costs	.1	.3	.4	—	.4
Deferred Financing Fees written-off	—	—	—	4.9	4.9
Acquisition and integration related expense	—	—	—	.9	.9
Vacation policy change	(1.2)	(0.9)	(2.1)	(0.5)	(2.6)
Subtotal for Management Excluded Items	2.9	5.8	8.7	10.6	19.3
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$62.8	$18.0	$80.8	$(48.8)	$32.0
Tax Expense (30% rate)*					(9.6)
Adjusted Income From Continuing Operations					$22.4
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$0.50

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit from continuing operations as a % of sales	11.5%	8.5%	10.6%
Segment / Corporate Capital Expenditures	$13.7	$8.4	$22.1	$1.1	$23.2

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$62.8	$18.0	$80.8	$(48.8)	$32.0
Unallocated Corporate Interest (Excluding Debt Premium)	—	—	—	22.1	22.1
Segment / Consolidated Adjusted EBIT	62.8	18.0	80.8	(26.7)	54.1
Depreciation and Amortization excluding accelerated depreciation	20.0	6.2	26.2	1.3	27.5
Segment / Consolidated Adjusted EBITDA	$82.8	$24.2	$107.0	$(25.4)	$81.6

Adjusted EBITDA as a % of sales	15.1%	11.4%	14.1%		10.7%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $9.0M.)					$364.9
Less Cash and restricted cash					(70.4)
Net Debt (Debt less Cash and Restricted Cash)					$294.5

Net Leverage Ratio**					3.6 X
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended February 29, 2016
					Table D
(In millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined Segments	Corporate	Consolidated
Sales	$580.9	$225.5	$806.4	$—	$806.4

Segment Operating Profit / Corporate Expense	$17.3	$17.2	$34.5	$(24.8)	$9.7
Interest Expense	—	—	—	(27.3)	$(27.3)
Income (loss) From Continuing Operations Before Income Taxes	$17.3	$17.2	34.5	$(52.1)	$(17.6)
Management Excluded Items
Restructuring and severance	5.5	1.9	7.4	.1	7.5
Accelerated depreciation on production transfer	8.6	—	8.6	—	8.6
Operational Improvements costs	4.0	—	4.0	—	4.0
Asset impairment, facility closure costs and other	18.4	1.7	20.1	.6	20.7
Environmental costs	2.8	—	2.8	—	2.8
Deferred Financing Fees written-off	—	—	—	.6	.6
Corporate Headquarters relocation costs	—	—	—	(.2)	(.2)
Other financing costs	—	—	—	1.0	1.0
Acquisition and integration related expense	—	—	—	.4	.4
Vacation policy change	(.3)	(.3)	(.6)	(.2)	(.8)
Subtotal for Management Excluded Items	39.0	3.3	42.3	2.3	44.6
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$56.3	$20.5	76.8	$(49.8)	$27.0
Tax Expense (30% rate)*					(8.1)
Adjusted Income From Continuing Operations					$18.9
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$0.43

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit from continuing operations as a % of sales	9.7%	9.1%	9.5%
Segment / Corporate Capital Expenditures	$14.5	$7.8	$22.3	$3.2	$25.5

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$56.3	$20.5	$76.8	$(49.8)	$27.0
Unallocated Corporate Interest Expense	—	—	—	26.3	26.3
Segment / Consolidated Adjusted EBIT	56.3	20.5	76.8	(23.5)	53.3
Depreciation and Amortization excluding accelerated depreciation	20.9	6.0	26.9	1.1	28.0
Segment / Consolidated Adjusted EBITDA	$77.2	$26.5	$103.7	$(22.4)	$81.3

Adjusted EBITDA as a % of sales	13.3%	11.8%	12.9%		10.1%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $4.7M. )					$356.6
Less Cash and restricted cash					(43.5)
Net Debt (Debt less Cash and Restricted Cash)					$313.1

Net Leverage Ratio**					3.9 X
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended February 28, 2017
			Table E
Adjusted Return on Invested Capital
(In millions)	Trailing Twelve Months Ended	Twelve Months Ended
	February 28,	November 30,
Adjusted Net Operating Profit after Tax	2017	2016	2015
Adjusted Income from Continuing Operations	$22.4	$22.2	$16.5
Interest add back excluding debt premium	22.1	22.7	27.3
Tax effect of interest add back*	(6.6)	(6.8)	(8.2)
Total Adjusted Net Operating Profit after Tax	$37.9	$38.1	$35.6

Debt and Equity
Short-term Debt	$4.2	$4.2	$2.5
Senior Notes	—	—	150.0
Long-term Debt	351.7	352.5	199.6
Total Shareholders' Equity	116.1	109.8	109.1
Total Debt and Equity	$472.0	$466.5	$461.2

Adjusted Return on Invested Capital	8.0%	8.2%	7.7%

*Tax rate is based on the Company's estimated normalized annual effective tax rate of 30%.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, assets and other matters affecting the Company, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and

OMNOVA Page 12

uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations or assets, as well as the Company's results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statement speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing United States and international governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve, or achieve in a timely manner, the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the concentration of OMNOVA's Performance Chemicals business and certain Engineered Surfaces market segments, among several large customers; (14) the creditworthiness of the Company's customers; (15) the failure of a joint venture partner to meet its commitments; (16) the Company's ability to identify and complete strategic transactions; (17) the Company’s ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability to retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company’s common shares; (28) the Company's substantial debt

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position; (29) the decision to incur additional debt; (30) the operational and financial restrictions contained in the Company's indenture; (31) a default under the Company's term loan or revolving credit facility; and (32) the Company's ability to generate sufficient cash to service its outstanding debt.
OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2016 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov.

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended February 28, 2017 were approximately $760 million. The Company has a global workforce of approximately 1,950. Visit OMNOVA Solutions on the internet at www.omnova.com.

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OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended
	February 28 and 29,
	2017	2016
Net Sales	$174.6	$175.3
Cost of goods sold	130.7	131.0
Gross Profit	43.9	44.3

Selling, general and administrative	29.2	28.3
Depreciation and amortization	6.7	9.6
Asset impairment	—	.4
Restructuring and severance	1.0	1.8
Interest expense	5.2	5.8
Other expense, net	(.2)	(.8)
	41.9	45.1
Income (Loss) Before Income Taxes	2.0	(.8)
Income tax (benefit) expense	(1.6)	.3
Net Income (Loss)	$3.6	$(1.1)

Basic & Diluted Income (Loss) Per Share	$.08	$(.03)

Weighted average shares outstanding - Basic	44.3	44.0
Weighted average shares outstanding - Diluted	44.7	44.0

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets
(In Millions, Except Per Share Data)

	February 28,	November 30,
	2017	2016
	(Unaudited)	(Audited)
ASSETS:
Current Assets
Cash and cash equivalents	$70.4	$78.0
Accounts receivable, net	102.4	99.5
Inventories	90.0	77.0
Prepaid expenses and other	14.2	19.4
Total Current Assets	277.0	273.9
Property, plant and equipment, net	203.8	205.8
Trademarks and other intangible assets, net	55.8	56.7
Goodwill	80.1	80.2
Deferred income taxes	68.2	66.7
Other assets	4.0	4.0
Total Assets	$688.9	$687.3
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.2	$4.2
Accounts payable	80.8	73.3
Accrued payroll and personal property taxes	18.1	24.1
Employee benefit obligations	4.4	4.5
Accrued interest	.1	0.1
Other current liabilities	7.3	7.1
Total Current Liabilities	114.9	113.3
Long-term debt - other	351.7	352.5
Postretirement benefits other than pensions	6.2	6.3
Pension liabilities	81.1	82.3
Deferred income taxes	8.6	11.4
Other liabilities	10.3	11.7
Total Liabilities	572.8	577.5
Shareholders’ Equity
Common stock - $0.10 par value; 135 million shares authorized, 48.3 million shares issued as of February 28, 2017 and November 30, 2016	4.8	4.8
Additional contributed capital	341.2	341.0
Retained deficit	(67.9)	(74.3)
Treasury stock at cost; 3.4 million and 3.2 million shares at February 28, 2017 and November 30, 2016, respectively	(24.8)	(23.2)
Accumulated other comprehensive loss	(137.2)	(138.5)
Total Shareholders’ Equity	116.1	109.8
Total Liabilities and Shareholders’ Equity	$688.9	$687.3

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	February 28 and 29,
	2017	2016
Operating Activities
Net income (loss)	$3.6	$(1.1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6.7	9.6
Amortization of deferred financing fees	.3	.5
Non-cash stock compensation expense	.5	.6
Provision for obsolete inventories	.4	.3
Other	—	(.7)
Changes in operating assets and liabilities:
Accounts receivable	(2.7)	(2.1)
Inventories	(13.4)	(7.1)
Other current assets	1.3	3.7
Current liabilities	1.7	(3.4)
Other non-current assets	1.0	(2.9)
Other non-current liabilities	(4.1)	1.5
Contributions to defined benefit plan	—	(.3)
Net Cash Used In Operating Activities	(4.7)	(1.4)
Investing Activities
Capital expenditures	(3.7)	(6.1)
Proceeds from notes receivable	3.8	—
Proceeds from asset sales	—	5.2
Net Cash Provided By and Used In Investing Activities	0.1	(0.9)
Financing Activities
Repayment of debt obligations	(1.0)	(.6)
Purchase of treasury shares	(1.7)	(.3)
Net Cash Used In Financing Activities	(2.7)	(0.9)
Effect of exchange rate changes on cash	(.3)	1.8
Net Decrease In Cash And Cash Equivalents	(7.6)	(1.4)
Cash and cash equivalents at beginning of period	78.0	44.9
Cash And Cash Equivalents At End Of Period	$70.4	$43.5